REKOR

May 26th, 2020

SHAREHOLDER LETTER



Dear Valued Shareholders,

Events have been moving at a dizzying pace since Rekor issued its last shareholder letter and we want to provide you and other constituents with an update on our business in advance of setting a date for our next shareholder meeting.

Despite many challenges, we have seen significant progress in recent months. The co-evolution of our Rekor software with new IP camera hardware form factors has continued to drive improvements in connectivity and efficiency. These are improvements that our customers have desperately needed to function well in an interconnected world. By harnessing the power of an ever-growing network of connected devices, incredible computing capacity from the cloud, insights from big data, and intelligence from the groundbreaking AI-enabled software developed by our technology team, we are helping our customers and business partners overcome remarkable challenges every day.

And still we know there is more great work to be done. As we state on our website, we are driving intelligent roadways to better outcomes. We are continuing to expand the capabilities of our software and hardware, generating more and better information about vehicle behavior and roadway conditions. And we are providing that information faster and making it easier to use. As new challenges arise, and new patterns of behavior continue to evolve at a bewildering pace, governments and businesses will increasingly benefit from smart systems, and this will continue to propel our innovation. The hyperactive recent search for improved methods of contactless payment and delivery is only one example of this.

Speaking of the web site, I hope you've had the opportunity to visit www.rekor.ai. The new site launched on May 5th and marked our successful transition to Rekor Systems. It celebrates our rapid disruption of a staid industry with AI technology, our innovative business model, and our proven results. It also highlights our strong footprint across multiple markets, our global customer base in more than 70 countries, and our game-changing pricing model.

I want to thank our entire team for working tirelessly to ensure that Rekor stays one step ahead in a world that is more dependent than ever on smarter transportation systems. If you could work with them every day as I do, you would also be inspired by their talent and commitment to excellence at every level. Allow me to give you just a few examples of what we have been able to achieve recently.

Highlights

We are proud to have completed the development of an enhanced suite of vehicle identification offerings. These products and services are already making a profound difference in the customer experience, public safety and smart cities markets that we serve, capturing the attention of a wide

range of customers and partners. A multi-national automotive manufacturer is leveraging Rekor's technology to create new efficiencies and enhance customer experience around safety recalls. Rekor will also be contributing its technology to an exciting joint venture to develop state-of-art and technology forward Smart Permit and Parking management systems and marketplace to cater to the much-antiquated Parking industry globally. Stay tuned for more news about this exciting development! This continues a consistent pattern of developments. Just in the first five months of this year, we have:

- Launched a new reseller and partner program created to grow our product and service channels and develop mutually beneficial collaborations

- Enabled the frictionless distribution of our high margin SaaS products by completing a new fully automated licensing platform



- Continued international expansion of our iP360 Parking and citation management solutions

- Increased the issuance of our Watchman software products to the United States Department of Defense


US
DEPT OF
DEFENSE

- Added more than 50 new public safety clients and executed multi-year contracts with:
    - The City of Lauderhill, Florida
    - The City of Mt. Juliet, Tennessee
    - The City of New Rochelle, New York



In addition to the reseller and partnership agreements we have already announced during the first quarter, Rekor is in negotiations for the use of its AI software with a dozen companies in retail, public safety and intelligence. Three of these companies are Fortune 50, and two are among the Fortune 500. Some of these conversations are in advanced stages and would represent significant revenue opportunities for Rekor should they come to fruition. These include:

- One of the top multinational financial services corporations is using Rekor's technology to enhance customer experience at drive-thrus. A pilot is launching this summer with a national restaurant chain with over 350 locations across 13 states and another is in the works with one of the largest sandwich chains in the U.S. with nearly 3,500 stores.



- A government services and IT support company is deploying vehicle recognition at strategic locations. There is the potential to deploy up to 1,400 cameras through existing contract vehicles.

- An incentive-driven marketplace that accelerates consumer response to safety recalls is advancing auto recall efforts with our Watchman software and Finder mobile cameras.

- A school bus arm initiative that has 20,000 U.S. based targets and large opportunity outside the U.S. to integrate our technology into 30,000 stop arms.



Additionally, we are in active discussions with:

- An American multinational automobile manufacturer interested in character recognition of parts on skids in their factories.

- The largest privately held drive-thru coffee chain in the United States looking for an enterprise solution to understand the operational efficiencies of their 379 locations.

- A large American retailer looking to deploy camera trailers at the entrances and exits of their stores for enhanced security. They also have the potential for enhanced customer experience through curbside pickup functionality.

- A home security and smart home company considering Rekor technology for vehicle recognition for homeowners' associations.

- An electric vehicle and clean energy company seeking to integrate Rekor software into police vehicles.

- A large US state that is looking to enhance its identification of uninsured motor vehicles using our technology

More opportunities for the use of our technology include:

- Agreements with multiple public safety resellers with customers that reach into thousands safety cameras nationwide and internationally.

- Our school bus stop arm (SBSA) initiative. Seventeen states have already passed SBSA legislation requiring camera integration and it is estimated that there are more than 450,000 SBSAs in the U.S.

- A leading technology provider of unified security, public safety, operations, and business intelligence solutions seeking to upgrade its LPR offerings using Rekor technology. They currently have 25,000 fixed cameras deployed and estimate new fixed LPR camera sales at 5,000 per year.

Notwithstanding the foregoing, we cannot provide assurances at this time that any of these particular discussions or opportunities will close or come to fruition.

We also believe that there will be significant opportunities to acquire other providers and integrate our technology into their customer base. Although Rekor is in preliminary discussions with several of these providers, there can be no assurance that any of these potential acquisitions will be completed on a specific timeline, or at all.

In summary, we have spent the last year commercializing our technology and building the team to launch us into an explosive next phase of growth. The industry old guard and the status quo are on notice that we will keep building on our advances in real-time roadway intelligence. That gives us inspiration and further confidence in our ability to make the world a better place.

Wishing you and yours good health,



Robert A. Berman
President & CEO

(410) 762 0800 www.rekor.ai ir@rekor.ai
7172 Columbia Gateway Dr., Suite 400, Columbia, MD 21046

Disclaimer and forward-looking statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Other than statements of historical facts, all statements contained in this letter are forward-looking statements, including particularly statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products and services. These statements involve uncertainties, such as known and unknown risks, and are dependent on other important factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements we express or imply. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. These forward looking statements speak only as of the date of this letter and are subject to a number of risks, uncertainties and assumptions described under the sections in our Annual Report on Form 10-K for the year ended December 31, 2019 entitled "Risk Factors" and elsewhere in our Quarterly Reports on Form 10-Q, including the updated "Risk Factors" contained therein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.